Exhibit 99.1

Third Quarter 2022 Earnings Results Media Relations: Andrea Williams 212-902-5400 Investor Relations: Carey Halio 212-902-0300
The Goldman Sachs Group, Inc. 200 West Street | New York, NY 10282

Third Quarter 2022 Earnings Results

Goldman Sachs Reports Third Quarter Earnings Per Common Share of $8.25

“Goldman Sachs’ third quarter results reflect the strength, breadth and diversification of our global franchise. Against the backdrop of uncertainty and volatility in the markets, we continue to prudently manage our resources and remain focused on risk management as we serve our clients. Importantly, we are confident that our strategic evolution will drive higher, more durable returns and unlock long-term value for shareholders.

In January 2020, we outlined our strategy in clear and direct terms, introducing a plan to grow and strengthen our core businesses, diversify our products and services, and operate more efficiently as we drive higher, more durable returns. Today, we enter the next phase of our growth, introducing a realignment of our businesses that will enable us to further capitalize on the predominant operating model of One Goldman Sachs as we better serve our clients.”

- David Solomon, Chairman and Chief Executive Officer

Financial Summary

Net Revenues	Net Earnings	EPS
3Q22 $11.98 billion 3Q22 YTD $36.77 billion	3Q22 $3.07 billion 3Q22 YTD $9.94 billion	3Q22 $8.25 3Q22 YTD $26.71

Annualized ROE[1]	Annualized ROTE[1]	Book Value Per Share
3Q22 11.0% 3Q22 YTD 12.2%	3Q22 12.0% 3Q22 YTD 13.1%	3Q22 $308.22 YTD Growth 8.4%

NEW YORK, October 18, 2022 – The Goldman Sachs Group, Inc. (NYSE: GS) today reported net revenues of $11.98 billion and net earnings of $3.07 billion for the third quarter ended September 30, 2022. Net revenues were $36.77 billion and net earnings were $9.94 billion for the first nine months of 2022.

Diluted earnings per common share (EPS) was $8.25 for the third quarter of 2022 compared with $14.93 for the third quarter of 2021 and $7.73 for the second quarter of 2022, and was $26.71 for the first nine months of 2022 compared with $48.59 for the first nine months of 2021.

Annualized return on average common shareholders’ equity (ROE)1 was 11.0% for the third quarter of 2022 and 12.2% for the first nine months of 2022. Annualized return on average tangible common shareholders’ equity (ROTE)1 was 12.0% for the third quarter of 2022 and 13.1% for the first nine months of 2022.

Goldman Sachs Reports

Third Quarter 2022 Earnings Results

Highlights

◾

During the quarter, the firm continued to support clients amid a challenging macroeconomic environment and generated solid quarterly net revenues of $11.98 billion, net earnings of $3.07 billion and diluted EPS of $8.25.

◾	The firm ranked #1 in worldwide announced and completed mergers and acquisitions and in worldwide equity and equity-related offerings for the year-to-date.[2]

◾	Global Markets generated quarterly net revenues of $6.20 billion, reflecting strong performances in both Fixed Income, Currency and Commodities (FICC) and Equities, particularly in financing.

◾	Consumer & Wealth Management generated record quarterly net revenues of $2.38 billion, 18% higher than the third quarter of 2021.

◾	Firmwide Management and other fees were a record $2.24 billion for the third quarter of 2022, 15% higher than the third quarter of 2021.

◾	Book value per common share increased by 2.1% during the quarter and 8.4% during the first nine months of 2022 to $308.22.

Quarterly Net Revenue Mix by Segment

Goldman Sachs Reports

Third Quarter 2022 Earnings Results

Net Revenues

Net revenues were $11.98 billion for the third quarter of 2022, 12% lower than a strong third quarter of 2021 and 1% higher than the second quarter of 2022. The decrease compared with the third quarter of 2021 reflected significantly lower net revenues in Investment Banking and Asset Management, partially offset by higher net revenues in Global Markets and Consumer & Wealth Management.

Net Revenues
$11.98 billion

Investment Banking

Net revenues in Investment Banking were $1.58 billion for the third quarter of 2022, 57% lower than a strong third quarter of 2021 and 26% lower than the second quarter of 2022. The decrease compared with the third quarter of 2021 reflected significantly lower net revenues in Underwriting, Financial advisory and Corporate lending.

The decrease in Underwriting net revenues was due to significantly lower net revenues in both Equity and Debt underwriting, reflecting a significant decline in industry-wide volumes. The decrease in Financial advisory net revenues reflected a significant decline in industry-wide completed mergers and acquisitions transactions from elevated activity levels in the prior year period. The decrease in Corporate lending net revenues was primarily due to net mark-downs on acquisition financing activities and net losses on hedges.

The firm’s backlog[3] was essentially unchanged compared with the end of the second quarter of 2022.

Investment Banking
$1.58 billion
Financial advisory	$972 million
Underwriting	$569 million
Corporate lending	$ 35 million

Global Markets

Net revenues in Global Markets were $6.20 billion for the third quarter of 2022, 11% higher than the third quarter of 2021 and 4% lower than the second quarter of 2022.

Net revenues in FICC were $3.53 billion, 41% higher than the third quarter of 2021, primarily reflecting significantly higher net revenues in FICC intermediation, driven by significantly higher net revenues in interest rate products and currencies, and higher net revenues in commodities and credit products, partially offset by significantly lower net revenues in mortgages. In addition, net revenues in FICC financing were significantly higher, primarily driven by repurchase agreements and mortgage lending.

Net revenues in Equities were $2.68 billion, 14% lower than a strong third quarter of 2021, primarily due to lower net revenues in Equities intermediation, reflecting significantly lower net revenues in cash products and lower net revenues in derivatives. Net revenues in Equities financing were slightly lower.

Global Markets
$6.20 billion
FICC intermediation	$2.80 billion
FICC financing	$725 million
FICC	$3.53 billion

Equities intermediation	$1.55 billion
Equities financing	$1.13 billion
Equities	$2.68 billion

Goldman Sachs Reports

Third Quarter 2022 Earnings Results

Asset Management

Net revenues in Asset Management were $1.82 billion for the third quarter of 2022, 20% lower than the third quarter of 2021 and 68% higher than the second quarter of 2022. The decrease compared with the third quarter of 2021 primarily reflected significantly lower net revenues in Equity investments and Lending and debt investments, partially offset by significantly higher net revenues in Management and other fees.

The decrease in Equity investments net revenues reflected significantly lower net gains from investments in private equities, partially offset by mark-to-market net gains from investments in public equities compared with significant net losses in the third quarter of 2021. The decrease in Lending and debt investments net revenues primarily reflected net mark-downs compared with net mark-ups in the prior year period. Incentive fees were lower, driven by harvesting in the prior year period. The increase in Management and other fees reflected the inclusion of NN Investment Partners (NNIP) in the current period and the impact of fee waivers on money market funds in the prior year period.

Asset Management
$1.82 billion
Management and other fees	$1.03 billion
Incentive fees	$ 36 million
Equity investments	$527 million
Lending and debt investments	$231 million

Consumer & Wealth Management

Net revenues in Consumer & Wealth Management were $2.38 billion for the third quarter of 2022, 18% higher than the third quarter of 2021 and 9% higher than the second quarter of 2022.

Net revenues in Wealth management were $1.63 billion, essentially unchanged compared with the third quarter of 2021, reflecting significantly lower Incentive fees, driven by harvesting in the prior year period, offset by significantly higher net revenues in Private banking and lending, due to the impact of higher loan and deposit balances. Management and other fees were essentially unchanged.

Net revenues in Consumer banking were $744 million, nearly double the amount in the third quarter of 2021, primarily reflecting significantly higher credit card balances and higher deposit spreads.

Consumer & Wealth Management
$2.38 billion
Wealth management	$1.63 billion
Consumer banking	$744 million

Provision for Credit Losses

Provision for credit losses was $515 million for the third quarter of 2022, compared with $175 million in the third quarter of 2021 and $667 million in the second quarter of 2022. Provisions for the third quarter of 2022 reflected consumer portfolio growth, net charge-offs and the impact of continued broad concerns on the macroeconomic outlook. The third quarter of 2021 primarily reflected provisions related to portfolio growth (primarily in credit cards).

The firm’s allowance for credit losses was $5.59 billion as of September 30, 2022.

Provision for Credit Losses
$515 million

Goldman Sachs Reports

Third Quarter 2022 Earnings Results

Operating Expenses

Operating expenses were $7.70 billion for the third quarter of 2022, 17% higher than the third quarter of 2021 and 1% higher than the second quarter of 2022. The firm’s efficiency ratio[3] for the first nine months of 2022 was 62.7%, compared with 52.8% for the first nine months of 2021.

Operating Expenses
$7.70 billion

The increase in operating expenses compared with the third quarter of 2021 included higher compensation and benefits expenses (reflecting a smaller reduction in the year- to-date ratio of compensation and benefits to net revenues, net of provision for credit losses, compared with the prior year period), the inclusion of NNIP and GreenSky, Inc., higher net provisions for litigation and regulatory proceedings, and higher transaction based expenses.

Net provisions for litigation and regulatory proceedings for the third quarter of 2022 were $191 million compared with $52 million for the third quarter of 2021.

Headcount increased 4% compared with the end of the second quarter of 2022, primarily reflecting the timing of campus hires and investments in growth initiatives.

YTD Efficiency Ratio
62.7%

Provision for Taxes

The effective income tax rate for the first nine months of 2022 increased to 16.9% from 16.3% for the first half of 2022, primarily due to a decrease in the impact of tax benefits on the settlement of employee share-based awards in the first nine months of 2022 compared with the first half of 2022.

YTD Effective Tax Rate
16.9%

Other Matters

◾ On October 17, 2022, the Board of Directors of The Goldman Sachs Group, Inc. declared a dividend of $2.50 per common share to be paid on December 29, 2022 to common shareholders of record on December 1, 2022.

◾ During the quarter, the firm returned $1.89 billion of capital to common shareholders, including $1.00 billion of common share repurchases (3.0 million shares at an average cost of $332.32) and $893 million of common stock dividends.[3]

◾   Global core liquid assets[3] averaged $417 billion[4] for the third quarter of 2022, compared with an average of $391 billion for the second quarter of 2022.

Declared Quarterly Dividend Per Common Share
$2.50

Common Share Repurchases
3.0 million shares for $1.00 billion

Average GCLA
$417 billion

Goldman Sachs Reports

Third Quarter 2022 Earnings Results

The Goldman Sachs Group, Inc. is a leading global financial institution that delivers a broad range of financial services across investment banking, securities, investment management and consumer banking to a large and diversified client base that includes corporations, financial institutions, governments and individuals. Founded in 1869, the firm is headquartered in New York and maintains offices in all major financial centers around the world.

Cautionary Note Regarding Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995. Forward-looking statements are not historical facts or statements of current conditions, but instead represent only the firm’s beliefs regarding future events, many of which, by their nature, are inherently uncertain and outside of the firm’s control. It is possible that the firm’s actual results, financial condition and liquidity may differ, possibly materially, from the anticipated results, financial condition and liquidity in these forward-looking statements. For information about some of the risks and important factors that could affect the firm’s future results, financial condition and liquidity, see “Risk Factors” in Part I, Item 1A of the firm’s Annual Report on Form 10-K for the year ended December 31, 2021.

Information regarding the firm’s assets under supervision, capital ratios, risk-weighted assets, supplementary leverage ratio, balance sheet data, global core liquid assets and VaR consists of preliminary estimates. These estimates are forward-looking statements and are subject to change, possibly materially, as the firm completes its financial statements.

Statements about the firm’s investment banking transaction backlog and future results also may constitute forward-looking statements. Such statements are subject to the risk that transactions may be modified or may not be completed at all, and related net revenues may not be realized or may be materially less than expected. Important factors that could have such a result include, for underwriting transactions, a decline or weakness in general economic conditions, an outbreak or worsening of hostilities, including the escalation or continuation of the war between Russia and Ukraine, continuing volatility in the securities markets or an adverse development with respect to the issuer of the securities and, for financial advisory transactions, a decline in the securities markets, an inability to obtain adequate financing, an adverse development with respect to a party to the transaction or a failure to obtain a required regulatory approval. For information about other important factors that could adversely affect the firm’s investment banking transactions, see “Risk Factors” in Part I, Item 1A of the firm’s Annual Report on Form 10-K for the year ended December 31, 2021.

Conference Call

A conference call to discuss the firm’s financial results, outlook and related matters will be held at 9:30 am (ET). The call will be open to the public. Members of the public who would like to listen to the conference call should dial 1-800-753-0786 (in the U.S.) or 1-323-794-2410 (outside the U.S.) passcode number 7042022. The number should be dialed at least 10 minutes prior to the start of the conference call. The conference call will also be accessible as an audio webcast through the Investor Relations section of the firm’s website, www.goldmansachs.com/investor-relations. There is no charge to access the call. For those unable to listen to the live broadcast, a replay will be available on the firm’s website or by dialing 1-888-203-1112 (in the U.S.) or 1-  719-457-0820 (outside the U.S.) passcode number 7042022 beginning approximately three hours after the event. Please direct any questions regarding obtaining access to the conference call to Goldman Sachs Investor Relations, via e-mail, at gs-investor-relations@gs.com.

Goldman Sachs Reports

Third Quarter 2022 Earnings Results

The Goldman Sachs Group, Inc. and Subsidiaries

Segment Net Revenues (unaudited)

$ in millions

	THREE MONTHS ENDED			% CHANGE FROM

	SEPTEMBER 30, 2022	JUNE 30, 2022	SEPTEMBER 30, 2021	JUNE 30, 2022	SEPTEMBER 30, 2021
INVESTMENT BANKING
Financial advisory	$ 972	$ 1,197	$ 1,648	(19) %	(41) %

Equity underwriting	241	131	1,174	84	(79)
Debt underwriting	328	457	726	(28)	(55)
Underwriting	569	588	1,900	(3)	(70)

Corporate lending	35	352	152	(90)	(77)
Net revenues	1,576	2,137	3,700	(26)	(57)

GLOBAL MARKETS
FICC intermediation	2,800	2,839	1,995	(1)	40
FICC financing	725	768	513	(6)	41
FICC	3,525	3,607	2,508	(2)	41

Equities intermediation	1,549	1,734	1,920	(11)	(19)
Equities financing	1,127	1,126	1,183	–	(5)
Equities	2,676	2,860	3,103	(6)	(14)
Net revenues	6,201	6,467	5,611	(4)	11

ASSET MANAGEMENT
Management and other fees	1,027	1,008	724	2	42
Incentive fees	36	160	100	(78)	(64)
Equity investments	527	(221)	935	N.M.	(44)
Lending and debt investments	231	137	520	69	(56)
Net revenues	1,821	1,084	2,279	68	(20)

CONSUMER & WEALTH MANAGEMENT
Management and other fees	1,217	1,224	1,223	(1)	–
Incentive fees	21	24	121	(13)	(83)
Private banking and lending	395	320	292	23	35
Wealth management	1,633	1,568	1,636	4	–

Consumer banking	744	608	382	22	95
Net revenues	2,377	2,176	2,018	9	18

Total net revenues	$ 11,975	$ 11,864	$ 13,608	1	(12)
Geographic Net Revenues (unaudited)[3]
$ in millions

	THREE MONTHS ENDED

	SEPTEMBER 30, 2022	JUNE 30, 2022	SEPTEMBER 30, 2021
Americas	$ 7,542	$ 7,047	$ 8,169
EMEA	3,094	3,400	3,394
Asia	1,339	1,417	2,045
Total net revenues	$ 11,975	$ 11,864	$ 13,608

Americas	63%	59%	60%
EMEA	26%	29%	25%
Asia	11%	12%	15%
Total	100%	100%	100%

Goldman Sachs Reports

Third Quarter 2022 Earnings Results

The Goldman Sachs Group, Inc. and Subsidiaries

Segment Net Revenues (unaudited)

$ in millions

	NINE MONTHS ENDED		% CHANGE FROM

	SEPTEMBER 30, 2022	SEPTEMBER 30, 2021	SEPTEMBER 30, 2021
INVESTMENT BANKING
Financial advisory	$ 3,296	$ 4,022	(18) %

Equity underwriting	633	3,986	(84)
Debt underwriting	1,528	2,556	(40)
Underwriting	2,161	6,542	(67)

Corporate lending	667	516	29
Net revenues	6,124	11,080	(45)

GLOBAL MARKETS
FICC intermediation	9,677	7,343	32
FICC financing	2,178	1,378	58
FICC	11,855	8,721	36

Equities intermediation	5,444	6,271	(13)
Equities financing	3,241	3,100	5
Equities	8,685	9,371	(7)
Net revenues	20,540	18,092	14

ASSET MANAGEMENT
Management and other fees	2,807	2,144	31
Incentive fees	248	220	13
Equity investments	(61)	7,772	N.M.
Lending and debt investments	457	1,889	(76)
Net revenues	3,451	12,025	(71)

CONSUMER & WEALTH MANAGEMENT
Management and other fees	3,696	3,409	8
Incentive fees	72	162	(56)
Private banking and lending	1,054	816	29
Wealth management	4,822	4,387	10

Consumer banking	1,835	1,116	64
Net revenues	6,657	5,503	21

Total net revenues	$ 36,772	$ 46,700	(21)
Geographic Net Revenues (unaudited)[3] $ in millions

	NINE MONTHS ENDED

	SEPTEMBER 30, 2022	SEPTEMBER 30, 2021
Americas	$ 21,975	$ 28,951
EMEA	10,344	11,585
Asia	4,453	6,164
Total net revenues	$ 36,772	$ 46,700

Americas	60%	62%
EMEA	28%	25%
Asia	12%	13%
Total	100%	100%

Goldman Sachs Reports

Third Quarter 2022 Earnings Results

The Goldman Sachs Group, Inc. and Subsidiaries

Consolidated Statements of Earnings (unaudited)

In millions, except per share amounts and headcount

	THREE MONTHS ENDED			% CHANGE FROM

	SEPTEMBER 30, 2022	JUNE 30, 2022	SEPTEMBER 30, 2021	JUNE 30, 2022		SEPTEMBER 30, 2021
REVENUES
Investment banking	$ 1,541	$ 1,785	$ 3,548	(14	) %	(57	) %
Investment management	2,276	2,393	2,139	(5)		6
Commissions and fees	995	1,073	860	(7)		16
Market making	4,642	4,929	3,929	(6)		18
Other principal transactions	478	(50)	1,568	N.M	.	(70)
Total non-interest revenues	9,932	10,130	12,044	(2)		(18)

Interest income	8,550	4,851	3,117	76		174
Interest expense	6,507	3,117	1,553	109		319
Net interest income	2,043	1,734	1,564	18		31

Total net revenues	11,975	11,864	13,608	1		(12)

Provision for credit losses	515	667	175	(23)		194

OPERATING EXPENSES
Compensation and benefits	3,606	3,695	3,167	(2)		14
Transaction based	1,317	1,317	1,139	–		16
Market development	199	235	165	(15)		21
Communications and technology	459	444	397	3		16
Depreciation and amortization	666	570	509	17		31
Occupancy	255	259	239	(2)		7
Professional fees	465	490	433	(5)		7
Other expenses	737	643	542	15		36
Total operating expenses	7,704	7,653	6,591	1		17

Pre-tax earnings	3,756	3,544	6,842	6		(45)
Provision for taxes	687	617	1,464	11		(53)
Net earnings	3,069	2,927	5,378	5		(43)
Preferred stock dividends	107	141	94	(24)		14
Net earnings applicable to common shareholders	$ 2,962	$ 2,786	$ 5,284	6		(44)

EARNINGS PER COMMON SHARE
Basic[3]	$ 8.35	$ 7.81	$ 15.14	7%		(45	) %
Diluted	$ 8.25	$ 7.73	$ 14.93	7		(45)

AVERAGE COMMON SHARES
Basic	352.8	355.0	348.3	(1)		1
Diluted	359.2	360.5	353.9	–		1

SELECTED DATA AT PERIOD-END
Common shareholders’ equity	$ 108,587	$ 107,168	$ 96,344	1		13
Basic shares[3]	352.3	355.0	347.5	(1)		1
Book value per common share	$ 308.22	$ 301.88	$ 277.25	2		11

Headcount	49,100	47,000	43,000	4		14

Goldman Sachs Reports

Third Quarter 2022 Earnings Results

The Goldman Sachs Group, Inc. and Subsidiaries

Consolidated Statements of Earnings (unaudited)

In millions, except per share amounts

	NINE MONTHS ENDED		% CHANGE FROM

	SEPTEMBER 30, 2022	SEPTEMBER 30, 2021	SEPTEMBER 30, 2021
REVENUES
Investment banking	$ 5,457	$ 10,564	(48) %
Investment management	6,733	5,840	15
Commissions and fees	3,079	2,766	11
Market making	15,561	13,096	19
Other principal transactions	338	9,759	(97)
Total non-interest revenues	31,168	42,025	(26)

Interest income	16,613	9,110	82
Interest expense	11,009	4,435	148
Net interest income	5,604	4,675	20

Total net revenues	36,772	46,700	(21)

Provision for credit losses	1,743	13	N.M.

OPERATING EXPENSES
Compensation and benefits	11,384	14,473	(21)
Transaction based	3,878	3,520	10
Market development	596	360	66
Communications and technology	1,327	1,143	16
Depreciation and amortization	1,728	1,527	13
Occupancy	765	727	5
Professional fees	1,392	1,137	22
Other expenses	2,003	1,781	12
Total operating expenses	23,073	24,668	(6)

Pre-tax earnings	11,956	22,019	(46)
Provision for taxes	2,021	4,319	(53)
Net earnings	9,935	17,700	(44)
Preferred stock dividends	356	358	(1)
Net earnings applicable to common shareholders	$ 9,579	$ 17,342	(45)

EARNINGS PER COMMON SHARE
Basic[3]	$ 27.03	$ 49.23	(45) %
Diluted	$ 26.71	$ 48.59	(45)

AVERAGE COMMON SHARES
Basic	353.0	351.8	–
Diluted	358.6	356.9	–

Goldman Sachs Reports

Third Quarter 2022 Earnings Results

The Goldman Sachs Group, Inc. and Subsidiaries

Condensed Consolidated Balance Sheets (unaudited)4

$ in billions

	AS OF

	SEPTEMBER 30, 2022	JUNE 30, 2022
ASSETS
Cash and cash equivalents	$ 284	$ 288
Collateralized agreements	380	448
Customer and other receivables	166	163
Trading assets	384	372
Investments	127	115
Loans	177	176
Other assets	39	39
Total assets	$ 1,557	$ 1,601

LIABILITIES AND SHAREHOLDERS’ EQUITY
Deposits	$ 395	$ 391
Collateralized financings	219	228
Customer and other payables	279	280
Trading liabilities	232	255
Unsecured short-term borrowings	52	58
Unsecured long-term borrowings	240	251
Other liabilities	21	20
Total liabilities	1,438	1,483
Shareholders’ equity	119	118
Total liabilities and shareholders’ equity	$ 1,557	$ 1,601
Capital Ratios and Supplementary Leverage Ratio (unaudited)[3,4] $ in billions

	AS OF

	SEPTEMBER 30, 2022	JUNE 30, 2022
Common equity tier 1 capital	$ 98.7	$ 98.3

STANDARDIZED CAPITAL RULES
Risk-weighted assets	$ 689	$ 692
Common equity tier 1 capital ratio	14.3%	14.2%

ADVANCED CAPITAL RULES
Risk-weighted assets	$ 675	$ 686
Common equity tier 1 capital ratio	14.6%	14.3%

SUPPLEMENTARY LEVERAGE RATIO
Supplementary leverage ratio	5.6%	5.6%
Average Daily VaR (unaudited)[3,4] $ in millions

	THREE MONTHS ENDED

	SEPTEMBER 30, 2022	JUNE 30, 2022
RISK CATEGORIES
Interest rates	$ 112	$ 104
Equity prices	34	36
Currency rates	36	23
Commodity prices	51	63
Diversification effect	(103)	(102)
Total	$ 130	$ 124

Goldman Sachs Reports

Third Quarter 2022 Earnings Results

The Goldman Sachs Group, Inc. and Subsidiaries

Assets Under Supervision (unaudited)3,4

$ in billions

	AS OF

	SEPTEMBER 30, 2022	JUNE 30, 2022	SEPTEMBER 30, 2021
SEGMENT
Asset Management	$ 1,760	$ 1,824	$ 1,678
Consumer & Wealth Management	667	671	694
Total AUS	$ 2,427	$ 2,495	$ 2,372

ASSET CLASS
Alternative investments	$ 256	$ 254	$ 224
Equity	516	552	569
Fixed income	955	1,007	940
Total long-term AUS	1,727	1,813	1,733
Liquidity products	700	682	639
Total AUS	$ 2,427	$ 2,495	$ 2,372

	THREE MONTHS ENDED

	SEPTEMBER 30, 2022	JUNE 30, 2022	SEPTEMBER 30, 2021
ASSET MANAGEMENT
Beginning balance	$ 1,824	$ 1,656	$ 1,633
Net inflows / (outflows):
Alternative investments	(2)	3	3
Equity	(4)	(2)	3
Fixed income	(1)	(2)	27
Total long-term AUS net inflows / (outflows)	(7)	(1)	33
Liquidity products	14	6	11
Total AUS net inflows / (outflows)	7	5	44
Acquisitions / (dispositions)	6	305	–
Net market appreciation / (depreciation)	(77)	(142)	1
Ending balance	$ 1,760	$ 1,824	$ 1,678

CONSUMER & WEALTH MANAGEMENT
Beginning balance	$ 671	$ 738	$ 672
Net inflows / (outflows):
Alternative investments	9	1	6
Equity	2	3	9
Fixed income	5	(1)	1
Total long-term AUS net inflows / (outflows)	16	3	16
Liquidity products	4	(13)	6
Total AUS net inflows / (outflows)	20	(10)	22
Acquisitions / (dispositions)	(2)	–	–
Net market appreciation / (depreciation)	(22)	(57)	–
Ending balance	$ 667	$ 671	$ 694

FIRMWIDE
Beginning balance	$ 2,495	$ 2,394	$ 2,305
Net inflows / (outflows):
Alternative investments	7	4	9
Equity	(2)	1	12
Fixed income	4	(3)	28
Total long-term AUS net inflows / (outflows)	9	2	49
Liquidity products	18	(7)	17
Total AUS net inflows / (outflows)	27	(5)	66
Acquisitions / (dispositions)	4	305	–
Net market appreciation / (depreciation)	(99)	(199)	1
Ending balance	$ 2,427	$ 2,495	$ 2,372

Goldman Sachs Reports

Third Quarter 2022 Earnings Results

Footnotes

1.

Annualized ROE is calculated by dividing annualized net earnings applicable to common shareholders by average monthly common shareholders’ equity. Annualized ROTE is calculated by dividing annualized net earnings applicable to common shareholders by average monthly tangible common shareholders’ equity (tangible common shareholders’ equity is calculated as total shareholders’ equity less preferred stock, goodwill and identifiable intangible assets). Management believes that ROTE is meaningful because it measures the performance of businesses consistently, whether they were acquired or developed internally, and that tangible common shareholders’ equity is meaningful because it is a measure that the firm and investors use to assess capital adequacy. ROTE and tangible common shareholders’ equity are non-GAAP measures and may not be comparable to similar non-GAAP measures used by other companies.

The table below presents a reconciliation of average common shareholders’ equity to average tangible common shareholders’ equity:

	AVERAGE FOR THE

Unaudited, $ in millions	THREE MONTHS ENDED SEPTEMBER 30, 2022	NINE MONTHS ENDED SEPTEMBER 30, 2022
Total shareholders’ equity	$ 118,013	$ 115,418
Preferred stock	(10,703)	(10,703)
Common shareholders’ equity	107,310	104,715
Goodwill	(6,242)	(5,546)
Identifiable intangible assets	(1,987)	(1,463)
Tangible common shareholders’ equity	$ 99,081	$ 97,706

2.	Dealogic – January 1, 2022 through September 30, 2022.

3.

For information about the following items, see the referenced sections in Part I, Item 2 “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in the firm’s Quarterly Report on Form 10-Q for the period ended June 30, 2022: (i) investment banking transaction backlog – see “Results of Operations – Investment Banking” (ii) assets under supervision – see “Results of Operations – Assets Under Supervision” (iii) efficiency ratio – see “Results of Operations – Operating Expenses” (iv) share repurchase program – see “Capital Management and Regulatory Capital – Capital Management” (v) global core liquid assets – see “Risk Management – Liquidity Risk Management” (vi) basic shares – see “Balance Sheet and Funding Sources – Balance Sheet Analysis and Metrics” and (vii) VaR – see “Risk Management – Market Risk Management.”

For information about the following items, see the referenced sections in Part I, Item 1 “Financial Statements (Unaudited)” in the firm’s Quarterly Report on Form 10-Q for the period ended June 30, 2022: (i) risk-based capital ratios and the supplementary leverage ratio – see Note 20 “Regulation and Capital Adequacy” (ii) geographic net revenues – see Note 25 “Business Segments” and (iii) unvested share-based awards that have non-forfeitable rights to dividends or dividend equivalents in calculating basic EPS – see Note 21 “Earnings Per Common Share.”

4.	Represents a preliminary estimate for the third quarter of 2022 and may be revised in the firm’s Quarterly Report on Form 10-Q for the period ended September 30, 2022.